EXHIBIT 32
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Teachers Insurance and Annuity Association of America, do hereby certify, to such officer’s knowledge, that:
The annual report on Form 10-K of the TIAA Real Estate Account (the “Account”) for the year ended December 31, 2024 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Account.

March 6, 2025	/s/ Colbert Narcisse
Colbert Narcisse
Senior Executive Vice President, Chief Product & Business Development Officer, Teachers Insurance and Annuity Association of America
(Principal Executive Officer)

March 6, 2025	/s/ Christopher Baraks
Christopher Baraks
Senior Vice President, Chief Accounting Officer and Corporate Controller of Teachers Insurance and Annuity Association of America
(Principal Financial and Accounting Officer)
A signed original of this written statement required by Section 906 has been provided to the TIAA Real Estate Account and will be retained by the Account and furnished to the Securities and Exchange Commission or its staff upon request.